Exhibit 10.62

SUNESIS PHARMACEUTICALS, INC.

CHANGE OF CONTROL PAYMENT PLAN

Section 1. INTRODUCTION.

The Sunesis Pharmaceuticals, Inc. Change of Control Payment Plan (the “Plan”) is established effective April 3, 2009 (the “Effective Date”). The purpose of the Plan is to provide for payments to certain eligible employees of Sunesis Pharmaceuticals, Inc. (the “Company”) in the event of a Change of Control (as such term is defined below). Except as otherwise expressly provided herein, this Plan shall supersede any change of control or severance benefit plan, policy, or practice previously maintained by the Company, other than the Sunesis Pharmaceuticals, Inc. Severance Benefit Plan (hereinafter referred to as the “Severance Plan”) and any individually negotiated contract or agreement with the Company relating to change of control or severance benefits that is in effect on the effective date of a Change of Control or on an employee’s termination date (such individually negotiated contract or agreement hereinafter referred to as an “Individual Agreement”). This Plan shall not supersede any benefit provided pursuant to an equity compensation plan or program maintained by the Company, including any benefit provided pursuant to the Company’s 1998 Stock Plan, 2001 Stock Plan, 2005 Equity Incentive Award Plan, 2005 Employee Stock Purchase Plan and 2006 Employment Commencement Incentive Plan, and is intended to operate in tandem with the Severance Plan and with Individual Agreements since payments pursuant to the Plan shall reduce on a dollar-for-dollar basis severance payments under the Severance Plan and Individual Agreements, as hereinafter provided.

Section 2. DEFINITIONS.

For purposes of the Plan, the following terms are defined as follows:

(a) “Base Salary” means the Eligible Employee’s base salary or regular wage rate in effect during the last regularly scheduled payroll period immediately preceding the date of the Eligible Employee’s Covered Termination. Base Salary does not include variable forms of compensation such as but not limited to overtime, lead premiums, shift differentials, bonuses, incentive compensation, commissions, expenses or expense allowances.

(b) “Board” means the Board of Directors of Sunesis Pharmaceuticals, Inc.

(c) “Change of Control” means and includes each of the following:

(i) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(1) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

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(2) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this Section: an acquisition of the Company’s securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(ii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(1) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(2) after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iii) the Company’s stockholders approve a liquidation or dissolution of the Company.

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Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if: (i) it constitutes the Company’s initial public offering of its securities; or (ii) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise). The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(d) “Change of Control Proceeds” means, with respect to any Change of Control and without duplication, all cash and the fair market value on the effective date of the Change of Control, as determined in good faith by the Board, of all other property paid directly or indirectly by a third party or the Company to the Company’s stockholders (or to the Company in the case of a Change of Control structured as an asset sale, exclusive license or similar transaction) in consideration for their shares or any debt or equity-linked securities (e.g., warrants and options) held by the Company’s stockholders or any third party debt holders or holders of equity-linked securities (or in consideration of the assets of the Company in the case of a Change of Control structured as an asset sale, exclusive license or similar transaction), but expressly excluding amounts payable to financial brokers or advisors in connection with any Change of Control or any other legal, accounting, investment banking, advisory or other third party fees or costs incurred by the Company or its affiliates in connection with the Change of Control. The application of this Plan to amounts described in the preceding sentence that are paid from escrow or pursuant to earn-out or other contingencies that may be established in connection with the negotiations pursuant to which the Change of Control occurs shall be determined at a future date in the sole discretion of the Board, recognizing that it is the Board’s present intention to apply the Plan to such amounts in the same manner as it applies to amounts payable immediately upon the effective date of the Change of Control, subject, however, to the requirements for either compliance with or exemption from Section 409A of the Code. For avoidance of doubt, Change of Control Proceeds shall not include (i) any amounts payable in cash or other consideration under consulting, employment or other arrangements between any acquirer and any employee, former employee, director or consultant of the Company or any of its affiliates for services rendered or to be rendered after the Change of Control or (ii) the value of any Company debt repaid or assumed by the acquirer in connection with the Change of Control.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means Sunesis Pharmaceuticals, Inc. or, following a Change of Control, the surviving entity resulting from such transaction.

(g) “Constructive Termination” shall have the meaning ascribed to such term in the Individual Agreement or shall mean a voluntary termination of employment with the Company (or any successor thereto) for Good Reason (as such term is defined in the Severance Plan) as provided in the Severance Plan, whichever is applicable to the Eligible Employee on the effective date of a Change of Control.

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(h) “Covered Termination” means (i) an Involuntary Termination Without Cause or (ii) a Constructive Termination, provided that either of which occurs during the period that is six (6) months following the effective date of a Change of Control.

(i) “Eligible Employee” means an individual who is a full-time regular U.S. employee of the Company and is designated in writing by the Board as an Eligible Employee. Such written designation shall set forth the Pro Rata Amount of such Eligible Employee or the formula by which such Pro Rata Amount is to be determined. For purposes of this Plan, full-time employees are those regular hire employees who are regularly scheduled to work at least thirty (30) hours per week. Notwithstanding the foregoing, no individual who is a party to any Individual Agreement shall be an Eligible Employee unless such individual consents to the provisions of this Plan superseding his or her Individual Agreement. For purposes of this Plan, the Chairman of the Board shall be considered an Eligible Employee.

(j) “Entity” means a corporation, partnership or other entity.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(l) “Involuntary Termination Without Cause” shall, in the case of an Eligible Employee covered by an Individual Agreement, have the meaning ascribed to that term in such Individual Agreement and, in the case of an Eligible Employee covered by the Severance Plan, have the meaning ascribed by such Plan to a termination of employment by the Company without Cause (as such term is defined in the Severance Plan) and for reasons other than unsatisfactory performance.

(m) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(n) “Plan Administrator” means the Board or any committee duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(o) “Pro Rata Amount” means the percentage of Change of Control Proceeds for each Eligible Employee designated by the Board, as set forth in, or determined in accordance with, Exhibit A.

(p) “Subsidiary” means, with respect to the Company, (A) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (B) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

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Section 3. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the limitations set forth in Sections 5 and 6, in the event of a Change of Control, the Company shall provide the payment described in Section 4 to each Eligible Employee.

(b) Possible Reduction of Cash Severance Payments under Other Arrangements. An Eligible Employee will receive payments under this Plan in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(i) With respect to the payments provided pursuant to Section 4(a)(i), the Eligible Employee is either subject to an Individual Agreement or covered by the Severance Plan as of the effective date of a Change of Control but has not experienced a Covered Termination as of the date that the payment pursuant to this Plan is scheduled to be made or commence. In such case, the payment pursuant to this Plan shall be made in full, and the cash severance payment pursuant to such Individual Agreement or the Severance Plan, as applicable, shall, in the event of a later Covered Termination, be reduced on a dollar-for-dollar basis by the payment made pursuant to this Plan.

(ii) With respect to the payment provided pursuant to Section 4(a)(ii), the Eligible Employee is either subject to an Individual Agreement or covered by the Severance Plan as of the effective date of the Change of Control and has experienced a Covered Termination as of the date that the payment pursuant to this Plan is scheduled to be made or commence. In such case, the payment pursuant to this Plan shall be made in full and shall reduce on a dollar-for-dollar basis the cash severance payment that is to be made pursuant to such Individual Agreement or the Severance Plan, as applicable.

(c) Value of Reduction. If the Change of Control Proceeds are subject to an escrow for purposes of contingent claims, an earn-out or a similar arrangement by which additional Change of Control Proceeds may become payable in the future, the reduction in cash severance payments provided in Section 3(b) shall be based solely on the Change of Control Proceeds actually payable upon the effective date of the Change of Control.

(d) Termination of Payments. An Eligible Employee’s right to receive payments under this Plan shall terminate immediately if, at any time prior to or during the period within which the Eligible Employee is receiving payments hereunder, the Eligible Employee, without the prior written approval of the Plan Administrator:

(i) willfully breaches a material provision of the Eligible Employee’s proprietary information or confidentiality agreement with the Company.

(ii) encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

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(iii) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee or other third party.

Section 4. AMOUNT OF PAYMENTS.

(a) Payments. The Company shall provide payments to each Eligible Employee in an amount equal to the amount set forth below, as applicable.

(i) Payment in Connection with a Change of Control. If a Change of Control occurs but the Eligible Employee has not experienced a Covered Termination as of the time that the payment pursuant to this Plan is scheduled to be made or commence, the Company shall provide the payments set forth in this Section 4(a)(i).

(1) If Change of Control Proceeds are less than or equal to $30,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 10.5% of the Change of Control Proceeds;

(2) If Change of Control Proceeds are greater than $30,000,000 but less than $45,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 11% of the Change of Control Proceeds;

(3) If Change of Control Proceeds are equal to or greater than $45,000,000 but less than $60,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 11.5% of the Change of Control Proceeds; or

(4) If Change of Control Proceeds are equal to or greater than $60,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 12% of the Change of Control Proceeds.

(ii) Payment in Connection with a Change of Control and Covered Termination. If an Eligible Employee’s employment with the Company has terminated due to a Covered Termination as of the time payments pursuant to Section 4(a)(i) are scheduled to be made or commence, the Company shall provide such Eligible Employee with the payment set forth in Section 4(a)(i) but shall reduce on a dollar-for-dollar basis the cash severance payment otherwise payable pursuant to the Individual Agreement or the Severance Plan, as applicable to the Eligible Employee, by the amount of such payment pursuant to Section 4(a)(i).

(b) Medium of Payment. Payments pursuant to Section 4(a)(i) shall be in the same medium as payments of Change of Control Proceeds received by the Company’s stockholders. Payments pursuant to Section 4(a)(ii) shall be in cash, to the extent of the cash severance payments reduced on a dollar-for-dollar basis by such payments, and to any greater extent shall be in the same medium as payments of Change of Control Proceeds received by the Company’s stockholders.

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Section 5. LIMITATIONS ON PAYMENTS.

(a) Release. In order to be eligible to receive payments under Section 4, an Eligible Employee must execute a general waiver and release in substantially the form attached hereto as Exhibit B, Exhibit C, or Exhibit D, as appropriate, and such release must become effective in accordance with its terms. Unless a Change of Control has occurred, the Plan Administrator, in its discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(b) Parachute Payments. Except as otherwise provided in an agreement between an Eligible Employee and the Company, if any payment or benefit the Eligible Employee would receive in connection with a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in a manner necessary to provide the Eligible Employee with the greatest economic benefit. If more than one manner of reduction of payments or benefits necessary to arrive at the Reduced Amount yields the greatest economic benefit, the payments and benefits shall be reduced pro rata.

(c) Mitigation. Except as otherwise specifically provided herein, an Eligible Employee shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by an Eligible Employee as a result of employment by another employer or any retirement benefits received by such Eligible Employee after the date of the Eligible Employee’s termination of employment with the Company.

(d) Non-Duplication of Payments. Except as otherwise specifically provided for herein, no Eligible Employee is eligible to receive payments under this Plan more than one time. This Plan is designed to provide certain change of control payments to Eligible Employees pursuant to the terms and conditions set forth in this Plan. The payments pursuant to this Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or benefits to which an Eligible Employee may be entitled for the period ending with the Eligible Employee’s Covered Termination.

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Section 6. TIME OF AND MANNER OF PAYMENTS.

(a) General Rules. Payments pursuant to Section 4(a) shall be paid on the same schedule and under the same terms and condition as apply to payments to secured debtholders and stockholders of the Company pursuant to the Change of Control.

(b) Code Section 409A. If the Company (or, if applicable, the successor entity thereto) determines that the payments provided under the Plan (the “Plan Payments”) constitute “deferred compensation” under Code Section 409A (Section 409A, together, with any state law of similar effect, “Section 409A”) and an Eligible Employee is, at the time of a “separation from service” (as defined under Section 409A), a “specified employee” of the Company (or any successor entity thereto), as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, the timing of the Plan Payments shall be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the individual’s separation from service and (ii) the date of the Eligible Employee’s death (such earlier date, the “Delayed Initial Payment Date”), the Company (or the successor entity thereto, as applicable) shall (A) pay to the Eligible Employee a lump sum amount equal to the sum of the Plan Payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Plan Payments had not been delayed pursuant to this Section 6(b) and (B) commence paying the balance of the Plan Payments in accordance with Section 4(a). For the avoidance of doubt, it is intended that (1) each installment of the Plan Payments provided in Section 4(a) is a separate “payment” for purposes of Section 409A, (2) all Plan Payments provided in Section 4(a) satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under of Treasury Regulation 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9)(iii), and (3) the Plan Payments consisting of premiums paid under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect) also satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation 1.409A-1(b)(9)(v).

(c) Tax Withholding. All payments under the Plan will be subject to applicable withholding for federal, state and local income and employment taxes.

(d) Indebtedness of Eligible Employees. If an Eligible Employee is indebted to the Company on the date payments under this Plan are scheduled to be made or commence, the Plan Administrator reserves the right to offset any payments under the Plan by the amount of such indebtedness.

Section 7. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

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(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan or the payments provided hereunder at any time; provided, however, that (i) no such amendment or termination shall occur as to any Eligible Employee who would be adversely affected by such amendment or termination unless such Eligible Employee consents in writing to such amendment or termination, and (ii) notwithstanding the foregoing clause (i), this Plan shall terminate on the earliest of (x) the effective date of a Change of Control, (y) six (6) months after the date of the Common Equity Closing (as that term is defined in the Securities Purchase Agreement dated March 31, 2009 between Sunesis Pharmaceuticals, Inc. and the purchasers identified on the signature pages thereto) and (z) six (6) months after the date of the conversion of the Company’s preferred stock to common stock, provided that the obligation of the Company to make payments pursuant to a Change of Control that occurred on or prior to such termination shall be unaffected by such termination. Any action amending or terminating the Plan (other than the automatic termination of the Plan pursuant to clause (ii) above) shall be in writing and executed by the Plan Administrator and one or more adversely affected Eligible Employees, as to whom such amendment or termination is to be effective.

Section 8. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 9. LEGAL CONSTRUCTION.

As a plan providing bonus compensation to Eligible Employees, this Plan is intended to be governed by and shall be construed in accordance with the laws of the State of California and is not intended to be subject to ERISA, although the provisions of Section 10 are intended to set forth procedures that are substantially similar to those required for plans that are subject to ERISA.

Section 10. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Payments and Inquiries. Any application for payments, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 12(c).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i) the specific reason or reasons for the denial;

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(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Sunesis Pharmaceuticals, Inc.

Attn: Chief Financial Officer

395 Oyster Point Blvd, Suite 400

South San Francisco, CA 94080

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the

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special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based; and

(iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 10, the applicant may bring legal action for benefits under the Plan.

Section 11. BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all benefits hereunder shall be paid only from the general assets of the Company.

Section 12. OTHER PLAN INFORMATION.

(a) Employer Identification Numbers. The Employer Identification Number assigned to the Company by the Internal Revenue Service is 94-3295878.

(b) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Sunesis Pharmaceuticals, Inc.

Attn: Chief Financial Officer

395 Oyster Point Blvd, Suite 400

South San Francisco, CA 94080

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(c) Plan Administrator. The “Plan Administrator” of the Plan is:

Sunesis Pharmaceuticals, Inc.

Attn: Chief Financial Officer

395 Oyster Point Blvd, Suite 400

South San Francisco, CA 94080

Section 13. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 12(b) and, in the case of an Eligible Employee, at the address as set forth in the Company’s employment file maintained for the Eligible Employee as previously furnished by the Eligible Employee or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any surviving entity resulting from a Change of Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any Party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any Party from thereafter enforcing each and every other provision of this Plan. The rights granted the Parties herein are cumulative and shall not constitute a waiver of any Party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

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Section 14. EXECUTION.

To record the adoption of the Plan as set forth herein, Sunesis Pharmaceuticals, Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr.
President and Chief Executive Officer

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EXHIBIT A

PRO RATA AMOUNTS

Chairman of the Board	3%

CEO	20%

SVPs	12.5% each, 25% in the aggregate

VPs	6% each, 12% in the aggregate

Employees at or above the level of Associate Director, to be allocated as determined by the Compensation Committee of the Board but considering the recommendation of the CEO of the Company	30% of Change of Control Proceeds

Employees below the level of Associate Director, to be allocated as determined by the Compensation Committee of the Board but considering the recommendation of the CEO of the Company	10% of Change of Control Proceeds

Notwithstanding the foregoing, (i) if the number of employees at a level of Vice President or higher who are or become Eligible Employees after the First Unit Closing (as that term is defined in the Securities Purchase Agreement dated March 31, 2009 between Sunesis Pharmaceuticals, Inc. and the purchasers identified on the signature pages thereto) differs from the numbers assumed above, the Pro Rata Amounts shown above for such Eligible Employees, including the Chairman of the Board, shall be reallocated by the Compensation Committee of the Board on a pro rata basis, but with no effect on the total amounts determined pursuant to Section 4(a)(i); (ii) if there are any increases in the number of Eligible Employees at a level below Vice President after the First Unit Closing (as defined above), the 30% and 10% of Change of Control Proceeds, as applicable to the particular Eligible Employees, shall be reallocated by the Compensation Committee of the Board within the allocation category in which such increase occurred, but with no effect on the total amounts determined pursuant to Section 4(a)(i); and (iii) if there are significant decreases in the number of Eligible Employees at a level below Vice President after the First Unit Closing (as defined above), portions of the 30% and 10% of Change of Control Proceeds, as applicable to the particular allocation category in which such significant decreases occurred, may be reallocated by the Compensation Committee of the Board, in its sole discretion but considering the recommendation of the CEO of the Company, to any or all of the other allocation categories (including those at the level of Vice President or higher), but with no effect on the total amounts determined pursuant to Section 4(a)(i).

A-1

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Sunesis Pharmaceuticals, Inc. Change of Control Payment Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company.

In consideration of the payments provided to me under the Plan that I am not otherwise entitled to receive, and except as otherwise set forth in this Release, I hereby generally and completely release the Company and its current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or its affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or its affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

B-1

For Employees Age 40 or Older

Group Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

I acknowledge that to become effective, I must (1) sign and return this Release to the Company within forty-five (45) days after my last day of employment; and (2) I must not revoke it thereafter.

EMPLOYEE

Printed Name:

Date:

B-2

For Employees Age 40 or Over

Individual Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Sunesis Pharmaceuticals, Inc. Change of Control Payment Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company.

In consideration of the payments provided to me under the Plan that I am not otherwise entitled to receive, and except as otherwise set forth in this Release, I hereby generally and completely release the Company and its current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or its affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or its affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

C-1

For Employees Age 40 or Over

Individual Termination

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

I acknowledge that to become effective, I must (1) sign and return this Release to the Company within twenty-one (21) days after my last day of employment; and (2) I must not revoke it thereafter.

EMPLOYEE

Printed Name:

Date:

C-2

For Employees Age 40 or Over

Individual or Group Termination

EXHIBIT D

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Sunesis Pharmaceuticals, Inc. Change of Control Payment Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company.

In consideration of the payments provided to me under the Plan that I am not otherwise entitled to receive, and except as otherwise set forth in this Release, I hereby generally and completely release the Company and its current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or its affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or its affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Employee Retirement Income Security Act of 1974 (as amended) and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

D-1

For Employees Age 40 or Over

Individual or Group Termination

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process.

I acknowledge that to become effective, I must sign and return this Release to the Company on or within five (5) days after my last day of employment.

EMPLOYEE

Printed Name:

Date:

D-2